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Exhibit 3.3

                                    AGREEMENT

THIS AGREEMENT DATED AS OF MAY 26 , 1999 BY AND AMONG:

                                                OMNINET INTERNATIONAL LIMITED, a
                                                corporation incorporated
                                                pursuant to the laws of Bermuda
                                                and having its Registered Office
                                                at Richmond House, 5th Floor, 12
                                                Par-la-Ville Road, Hamilton, HM
                                                11, Bermuda.

                                                (hereinafter referred to as
                                                "Omninet")

                                                        OF THE FIRST PART

                                                      -and-

                                                COLLOQUIUM LIMITED, incorporated
                                                under the Companies Act 1985 in
                                                Scotland (Company Number 142248)
                                                and having its registered office
                                                at 101 Abercorn Street, Paisley
                                                PA3 4AT, Scotland.

                                                (hereinafter referred to as
                                                "Colloquium")

                                                        OF THE SECOND PART

                                                      -and-

                                                MR. BRIAN MCMILLAN, an
                                                individual who is resident at 7
                                                Steeple Square, Kilbarchan, PA10
                                                2JD, Scotland.

                                                (hereinafter referred to as
                                                "McMillan")

                                                        OF THE THIRD PART

                                                      -and-

                                                MR. ERIC KOHN, an individual who
                                                is resident at Carabot CH-1213,
                                                Onex/Geneva, Switzerland

                                                (hereinafter referred to as
                                                "Kohn")

                                                        OF THE FOURTH PART



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     WHEREAS McMillan is a shareholder of Omninet and a Director of Colloquium a wholly owned subsidiary of Omninet;

     AND WHEREAS Omninet and Colloquium, and Omninet and McMillan wish to severe their relationship through a share exchange as set out in more detail herein;

     AND WHEREAS Kohn is a shareholder of Omninet and a director of Omninet ;

     AND WHEREAS the parties hereto wish to provide for the mutual release of each other on the terms set out herein;

     NOW THEREFORE in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

1.1 As used in this agreement capitalized words shall have the meaning given thereto herein.

1.2 Words importing the masculine gender herein include the feminine and vice versa.

1.3 Words importing a person include an individual, partnership, company or association or body of such persons whether corporate or unincorporate, trustee, executor, administrator and legal representative.

                           ARTICLE II - SHARE EXCHANGE

2.1 Each of McMillan and Omninet hereby agree to the following share exchange:

     (a) Each shareholder of Omninet will be offered a choice by the board of directors of Omninet, they will either retain their shares in Omninet (without Colloquium) or they will be able to exchange their shares in Omninet for shares in Colloquium.

     (b) Those shareholders who choose to exchange their Omninet shares will receive a pro rata number of the total ordinary shares in Colloquium held by Omninet equal to their pro rata share of the total number of Omninet shares to be exchanged.

     (c) For each Omninet share that is exchanged the sum of U.S.$0.05 will be transferred by Omninet to Colloquium.


     (d) Each shareholder of Omninet must either retain all of their shares in Omninet or they must exchange all of their shares for shares in Colloquium. Shareholders of Omninet will not be given the option of exchanging only a portion of their shares.



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     (e)  After the share exchange Omninet will retain no shares in Colloquium and those shareholders of Omninet who agreed to exchange shares will retain no shares in Omninet

     (f) McMillan irrevocably agrees to exchange all of his shares in Omninet for his pro rata share of shares in Colloquium.

     (g) Kohn irrevocably agrees not to exchange all of his shares in Omninet for his pro rata share of shares in Colloquium.

2.2 Each of Omninet, its officers and directors, and Colloquium, its officers and directors agree to use their reasonable efforts to obtain the consent of the shareholders of Omninet to this agreement.

2.3 The share exchange will be presented to the Shareholders of Omninet by the Board of Directors of Omninet within 7 days of completion of this agreement.

2.4 The Board of Directors of Omninet will submit to the shareholdersa written resolution in lieu of meeting to resolve the share exchange within 14 days of completion of this agreement.


                        ARTICLE III - AUDIT OF COLLOQUIUM

3.1 Colloquium will be pay the audit costs of Colloquium for the year ended February 28, 1999. The parties hereto agree that the audit will be performed by Moore Stephens, Chartered Accountants of London, England. Each of Colloquium, its officers and directors and Omninet its officers and directors agree to cooperate with the auditors to ensure that the audit is completed in a timely manner and at the best cost available to Colloquium.

3.2 Omninet hereby agrees to pay the outstanding invoice to Omninet for Pound Sterling 18,000 from by Moore Stephens, Chartered Accountants of London, England relating to the work carried out prior to the Omninet regulation D offering.

                           ARTICLE IV - MUTUAL RELEASE

4.1 McMillan hereby releases each of Omninet, its officers, directors and shareholders (in their personal capacity as well) from any claim, action, liability or proceeding now or in the future in respect of anything done, said or not done or said prior to the date hereof. In addition Mr. McMillan agrees that he will take no actions in respect of any objection he has made to any meeting of the members of Omninet or any proceedings of the board of Omninet.

4.2 Kohn hereby releases each of Colloquium, its officers, directors and shareholders (in their personal capacity as well) from any claim, action, liability or proceeding now or in the future in respect of anything done, said or not done or said prior to the date hereof.



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4.3  Omninet, its officers and directors hereby releases McMillan and Colloquium its officers, directors and shareholders (in their personal capacities as well) from any claim, action, liability or proceeding now or in the future in respect of anything done, said or not done or said prior to the date hereof.

4.3 Colloquium, its officers and directors hereby release Omninet, its officers, directors and shareholders (in their personal capacities as well) from any claim, action, liability or proceeding now or in the future in respect of anything done, said or not done or said prior to the date hereof.

4.4 Each of Kohn, McMillan, Colloquium and Omninet and their respective officers and directors agrees to refrain from making any allegations in the future regarding the conduct of any other prior to the date hereof.

4.5 Each of McMillan, Kohn, Colloquium and Omninet and their respective officers and directors hereby withdraws any previous statements made in regard to the improporiety of any actions taken by the others in the past.

                             ARTICLE V - LIABILITIES

5.1 Omninet and its officers and directors hereby confirm that it has not committed Colloquium to any liabilities which are not known to McMillan or the directors of Colloquium.

5.2 McMillan hereby confirms that he has not committed Omninet to any liabilities which are not known to Omninet's officers and directors.

5.3 Kohn hereby confirms that he has not committed Colloquium to any liabilities which are not known to Colloquium's officers and directors.


5.3 Colloquium and its directors and officers hereby confirm that they have not committed Omninet to any liabilities which are not known to Omninet's officers and directors.

                           ARTICLE VI - MISCELLANEOUS

6.1 This Agreement is subject to approval by the shareholders of Omninet. This Agreement shall be binding upon the parties from the date hereof. If this Agreement is approved by the shareholders of Omninet this Agreement shall remain binding upon the parties hereto. If this agreement is not approved by the shareholders of Omninet this agreement shall become null and void.



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6.2  This agreement shall be governed by and construed in accordance with the laws of the Islands of Bermuda. The Courts of Bermuda shall have exclusive jurisdiction over any dispute pursuant to this agreement.

6.3 To the extent any provision of this agreement shall be determined to be invalid or unenforceable such provision shall be deleted from this agreement and the validity or enforceability of the remainder of this agreement shall be unaffected.

6.4 This agreement evidences the entire agreement between the parties hereto. This agreement may only be amended by a written document executed by all parties hereto.

6.5 This agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.6 Each party hereto shall be responsible for their own legal costs in respect of this agreement and the completion of the transactions contemplated hereby.

6.7 This agreement may be signed in any number of counterparts and all such counterparts taken together shall be one and the same instrument.


IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first written above.

                                                OMNINET INTERNATIONAL LIMITED

                                                PER: /s/ (illegible signature)
                                                    ---------------------------

                                                COLLOQUIUM LIMITED

                                                PER: /s/ (illegible signature)
                                                    ---------------------------

/s/ (illegible signature)                       /s/ Brian McMillan
-------------------------                       --------------------------------
WITNESS                                         MR. BRIAN MCMILLAN

/s/ (illegible signature)                       /s/ Eric Kohn
-------------------------                       --------------------------------
WITNESS                                         MR. ERIC KOHN



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